UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On May 12, 2011, we filed a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware, effective immediately upon filing, to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000.  A copy of the certificate of amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 11, 2011 to consider and vote on the following proposals:

•	Election of directors;
•	Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2011;
•	Approval of an amendment to our restated certificate of incorporation which will increase the number of authorized shares of common stock from 40,000,000 to 100,000,000; and
•	Approval of our 2011 Stock Incentive Plan.

Common stock and Series A convertible preferred stock voted as a single class on all matters, and common stock also voted as a separate class on the increase in authorized common stock. There were present in person or by proxy 30,340,109 votes, representing 86.9% of the total outstanding eligible votes. At the annual meeting, all nominated directors were re-elected, the selection of our independent registered accounting firm was ratified, the increase in authorized shares was approved and the 2011 Stock Incentive Plan was approved. The votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below.

For the election of directors:

Director No.	Director	Votes For	Votes Withheld	Broker Non-Votes
1	Spana	20,273,041	144,918	9,922,150
2	Prendergast	19,992,536	425,423	9,922,150
3	Molinoff	20,279,375	138,584	9,922,150
4	deVeer	20,261,333	156,626	9,922,150
5	Horovitz	20,272,560	145,399	9,922,150
6	Taber	20,275,275	142,684	9,922,150
7	Hull	20,277,965	139,994	9,922,150

Ratification of appointment of KPMG LLP:

For                      Against                      Abstain                      Broker Non-Votes
30,138,641          114,972                       86,495                          0

Approval of an amendment to Palatin’s restated certificate of incorporation:

For                      Against                      Abstain                      Broker Non-Votes
27,053,589          2,861,143                    425,377                        0

Approval of the adoption of Palatin’s 2011 Stock Incentive Plan:

For                      Against                      Abstain                      Broker Non-Votes
19,641,352          510,090                       266,517                        9,922,150

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1           Certificate of Amendment of Restated Certificate of Incorporation of Palatin, dated May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: May 12, 2011	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer